Filed Pursuant to Rule 424(b)(5)
Commission File No. 333-170202
Prospectus Supplement
(To Prospectus dated December 1, 2010)

$10,000,000
Common Stock

We have entered into a sales agreement with McNicoll, Lewis & Vlak LLC relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $10,000,000 from time to time on NYSE Amex LLC or other market for our common stock in the U.S. through McNicoll, Lewis & Vlak LLC, or MLV, acting as our agent and/or principal.

Under the terms of the sales agreement, we may also sell shares of our common stock to MLV, as principal for its own account, at a price negotiated at the time of sale. If we sell shares to MLV in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on NYSE Amex LLC under the symbol “HTM” and on the Toronto Stock Exchange under the symbol “GTH”. On September 26, 2011, the last reported sale price of our common stock on NYSE Amex LLC was $0.50 per share and on the Toronto Stock Exchange was Cdn.$0.52 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through NYSE Amex LLC or other market for our common stock in the U.S., sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. No sales of our common stock under the sales agreement will be made through the Toronto Stock Exchange or other market for our common stock in Canada. MLV will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV will be entitled to compensation at a fixed commission rate of the greater of (i) 3% of the gross sales price per share sold or (ii)(1) $0.03 per share sold if the sale price per share is $0.80 or greater or (2) $0.0225 per share sold if the sale price per share is less than $0.80 (but in no event shall compensation exceed 8% of gross proceeds). In connection with the sale of the common stock on our behalf, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts.

As of September 26, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $40,542,253, based on 84,838,456 shares of outstanding common stock, of which approximately 81,084,505 shares were held by non-affiliates, and a price of $0.50 per share, which was the last reported sale price of our common stock on NYSE Amex LLC on September 26, 2011. As of the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No prospectus has been or will be filed with the securities commissions in any jurisdiction in Canada in respect of the shares of common stock offered under this prospectus supplement and the accompanying prospectus.

The date of this prospectus supplement is September 30, 2011.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless expressly stated otherwise, all references in this prospectus supplement and the accompanying prospectus to “our Company,” “we,” “us,” “our,” or similar references mean U.S. Geothermal Inc. and its subsidiaries on a consolidated basis.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the shares of common stock we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may authorize to be provided to you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement, the accompanying prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus is delivered or common stock is sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ABOUT U.S. GEOTHERMAL INC.

U.S. Geothermal Inc. is in the renewable “green” energy business. Through our subsidiary, U.S. Geothermal Inc., an Idaho corporation (“Geo-Idaho,” although references to our Company include and refer to our operations through Geo-Idaho), we are engaged in the acquisition, development and utilization of geothermal resources in the Western Region of the United States of America. Geothermal energy is the natural heat energy stored within the earth’s crust. In some areas of the earth, economic concentrations of heat energy result from a combination of geological conditions that allow water to penetrate into hot rocks at depth, become heated, and then circulate to a near surface environment. In these settings, commercially viable extraction of the geothermal energy and its conversion to electricity become possible and a “geothermal resource” is present.

Please carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under “Incorporation by Reference” and “Where You Can Find More Information.” Our principal corporate and executive offices are located at 1505 Tyrell Lane, Boise, Idaho 83706. Our telephone number is 208-424-1027. We maintain a website at http://www.usgeothermal.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

The statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including without limitation any statements relating to:

  our business and growth strategies;

  our future results of operations;

  anticipated trends in our business;

  the capacity and utilization of our geothermal resources;

  our ability to successfully and economically explore for and develop geothermal resources;

  our exploration and development prospects, projects and programs, including construction of new projects and expansion of existing projects;

  availability and costs of drilling rigs and field services;

  our liquidity and ability to finance our exploration and development activities;

  our working capital requirements and availability;

  our illustrative plant economics;

  market conditions in the geothermal energy industry; and

  the impact of environmental and other governmental regulation.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission, which we refer to as the SEC, and in Current Reports on Form 8-K filed with the SEC. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

  the failure to obtain sufficient capital resources to fund our operations;

  unsuccessful construction and expansion activities, including delays or cancellations;

  incorrect estimates of required capital expenditures;

  increases in the cost of drilling and completion, or other costs of production and operations;

  the enforceability of the power purchase agreements for our projects;

  the impact of environmental and other governmental regulation, including delays in obtaining permits;

  hazardous and risky operations relating to the development of geothermal energy;

  our ability to successfully identify and integrate acquisitions;

  our dependence on key personnel;

  the potential for claims arising from geothermal plant operations;

  general competitive conditions within the geothermal energy industry; and

  financial market conditions.

We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Before deciding to purchase our common stock, you should carefully consider the risk factors discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in our common stock. you should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares having an aggregate offering price of up to $10,000,000.

Manner of offering

“At-the-market offering” that may be made from time to time on NYSE Amex LLC or other market for our common stock in the U.S. through our agent, McNicoll, Lewis & Vlak LLC. See “Plan of Distribution” on page S-7.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-5.

NYSE Amex LLC symbol	HTM

Risk factors

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should consider carefully before making an investment decision.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement and the accompanying prospectus, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. The following risks are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to this Offering

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be substantially higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Sales of our common stock in this offering, if any, will be made from time to time at market prices prevailing at the time of sale or at prices related to such prevailing market prices. If you purchase common stock in this offering at an assumed offering price of $1.14 per share, which is the highest reported sale price of our common stock on NYSE Amex LLC since April 1, 2011, the beginning of our current fiscal year, you will suffer immediate and substantial dilution of $0.53 per share in the net tangible book value of the common stock. See “Dilution” for a more detailed discussion of the dilution you may incur in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds received from the sale of our common stock for working capital and other general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Substantial future sales of our common stock in the public market may depress our stock price and make it difficult for you to recover the full value of your investment in our shares.

As of September 26, 2011, we had 84,838,456 shares of common stock outstanding. Additionally, we had 7,407,042 warrants outstanding and exercisable for shares of our common stock at exercise prices ranging from $1.075 to $5.00, and 8,132,625 options outstanding and exercisable for shares of our common stock with a weighted average exercise price of $1.26 per share. The exercise of such warrants and options would collectively result in the issuance of an additional 15,539,667 shares of our common stock that would be freely tradable. Sales of substantial amounts of common stock in the public market could adversely affect the prevailing market price of our common stock and also could make it more difficult for us to raise funds through future offerings of common stock.

USE OF PROCEEDS

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder for working capital and other general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities or guaranteed obligations of the U.S. government.

DILUTION

Our net tangible book value as of June 30, 2011 was $47,734,212, or $0.56 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. If our common stock is sold at $0.50 per share, which is the last reported sale price of our common stock on NYSE Amex LLC on September 26, 2011, there would be no material increase or dilution in net tangible book value to our existing stockholders or new investors. However, sales of our common stock in this offering, if any, will be made from time to time at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Accordingly, we have selected $1.14 per share, which is the highest reported sale price of our common stock on NYSE Amex LLC since April 1, 2011, the beginning of our current fiscal year, as the assumed offering price, in order to illustrate the potential increase in net tangible book value to our existing stockholders and the potential material dilution in net tangible book value to new investors. After giving effect to the sale of our common stock in the aggregate amount of $10,000,000 at such an assumed offering price of $1.14 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2011 would have been $57,311,712, or $0.61 per share of common stock. This represents an immediate increase in the net tangible book value of $0.05 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.53 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$1.14
Net tangible book value per share as of June 30, 2011	$0.56
Increase per share attributable to new investors	$0.05

As-adjusted net tangible book value per share after this offering	$0.61

Net dilution per share to new investors	$0.53

The table above assumes for illustrative purposes that an aggregate of 8,771,929 shares of our common stock are sold at a price of $1.14 per share, which is the highest reported sale price of our common stock on NYSE Amex LLC since April 1, 2011, the beginning of our current fiscal year, for aggregate gross proceeds of $10,000,000. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.14 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.62 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.52 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.14 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.60 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.29 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The calculations above are based upon 84,838,456 shares of common stock outstanding as of June 30, 2011 and exclude:

  8,111,375 shares of common stock subject to outstanding options as of June 30, 2011, having an average weighted exercise price of $1.26, none of which have been exercised through September 26, 2011; and

  11,200,042 shares of common stock subject to outstanding warrants as of June 30, 2011, having an average weighted exercise price of $1.39, none of which have been exercised through September 26, 2011.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $10,000,000 from time to time on NYSE Amex LLC or other market for our common stock in the U.S. through McNicoll, Lewis & Vlak LLC acting as agent and/or principal. As of September 26, 2011, our authorized share capital consisted of 250,000,000 shares of common stock, of which 84,838,456 were issued and outstanding. The material terms and provisions of our shares of common stock are described under the captions “Description of Securities to be Registered”, “Capital Stock”, on page 14 of the accompanying prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on NYSE Amex LLC under the symbol “HTM” and on the Toronto Stock Exchange under the symbol “GTH”. The following table sets forth the high and low per share sale prices of our common stock on NYSE Amex LLC for the periods indicated.

NYSE Amex LLC

Fiscal Year Ended March 31, 2010	High	Low
First Quarter	$1.93	$0.74
Second Quarter	1.75	1.14
Third Quarter	1.70	1.44
Fourth Quarter	1.61	0.91

Fiscal Year Ended March 31, 2011
First Quarter	$1.07	$0.70
Second Quarter	0.90	0.71
Third Quarter	1.36	0.80
Fourth Quarter	1.35	0.95

Fiscal Year Ended March 31, 2012
First Quarter	$1.14	$0.64
Second Quarter (through September 26, 2011)	0.76	0.50

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock is subject to the discretion of our board of directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with McNicoll, Lewis & Vlak LLC, or MLV, under which we may issue and sell shares our common stock having aggregate sales proceeds of up to $10,000,000 from time to time on NYSE Amex LLC or other market for our common stock in the U.S. through MLV acting as agent and/or principal. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement. The sales, if any, of shares made under the sales agreement will be made on NYSE Amex LLC by means of ordinary brokers’ transactions at market prices, or as otherwise agreed by MLV and us. No sales of shares will be made on the Toronto Stock Exchange or any other market for our common stock in Canada. We may instruct MLV not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV may suspend the offering of common stock upon notice and subject to other conditions. As an agent, MLV will not engage in any transactions that stabilize the price of our common stock.

Under the terms of the sales agreement, we may also sell shares of our common stock to MLV, as principal for its own account, at a price negotiated at the time of sale. If we sell shares to MLV in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay MLV commissions for its services in acting as agent in the sale of common stock. MLV will be entitled to compensation at a fixed commission rate of the greater of (i) 3% of the gross sales price per share sold or (ii)(1) $0.03 per share sold if the sale price per share is $0.80 or greater or (2) $0.0225 per share sold if the sale price per share is less than $0.80 (but in no event shall compensation exceed 8% of gross proceeds). The following table shows the commissions and proceeds, before our estimated offering expenses, to us, assuming shares of our common stock having aggregate sales proceeds of $10,000,000 are sold at a price of $0.50 per share, the last reported sale price of our common stock on NYSE Amex LLC on September 26, 2011.

	Per Share *	Total *
Public offering price	$0.5000	$10,000,000
Sales agent commissions **	$0.0225	$450,000
Proceeds, before expenses, to us	$0.4775	$9,550,000

*

This is an offering that will be made, if at all, from time to time at the then-prevailing market prices on NYSE Amex LLC or other market that our common stock trades on in the U.S. Therefore, there can be no assurances that the per share or total public offering price, sales agent commissions, and proceeds, before expenses, will be as set forth above.

**

Sales agent commissions for sales of our common stock will be at a fixed commission rate of the greater of (i) 3% of the gross sales price per share sold or (ii)(1) $0.03 per share sold if the sale price per share is $0.80 or greater or (2) $0.0225 per share sold if the sale price per share is less than $0.80 (but in no event shall compensation exceed 8% of gross proceeds).

We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

MLV will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. In connection with the sale of the common stock on our behalf, MLV may, and will with respect to sales effected in an “at-the-market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

No prospectus has been or will be filed with the securities commissions in any jurisdiction in Canada in respect of the shares of common stock offered under this prospectus supplement and the accompanying prospectus.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the issuance and sale of all shares of common stock subject to the sales agreement, (ii) the two year anniversary of the date of the sales agreement or (iii) the termination of the sales agreement as permitted therein.

MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement has been passed upon for us by Dorsey & Whitney LLP, Seattle, Washington. MLV is being represented in connection with this offering by LeClairRyan, P.C., New York, New York.

EXPERTS

The financial statements as of March 31, 2011 and 2010, and for each of the years in the three-year period ended March 31, 2011, incorporated into this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended March 31, 2011 have been so incorporated in reliance on the report of BehlerMick PS, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Raft River Energy I LLC as of December 31, 2010 and 2009, and for the fiscal years ended December 31, 2010, December 31, 2009, November 28, 2008 and for the one-month period ended December 26, 2008 incorporated into this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended March 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Much of the information with respect to the geothermal resource at the Raft River, Empire and Neal Hot Springs projects incorporated by reference into this prospectus supplement is derived from the reports of GeothermEx Inc., Black Mountain Technology and Geothermal Science, Inc., respectively and has been included in this prospectus supplement upon the authority of those companies as experts with respect to the matters covered by the reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement and the accompanying prospectus, including the exhibits to the registration statement, contains additional information about us and the shares of common stock offered by this prospectus supplement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including U.S. Geothermal Inc. The SEC’s website can be found at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings (in all cases, other than the filings or portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included as an exhibit) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering:

1.	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the SEC on June 9, 2011.

2.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC on August 9, 2011.

3.	Our Current Reports on Form 8-K filed with the SEC on April 7, 2011, April 12, 2011, May 19, 2011, June 6, 2011, August 31, 2011, September 15, 2011, and September 30, 2011.

4.	Our definitive proxy statement and additional definitive proxy soliciting materials for our 2011 annual meeting of stockholders on Schedule 14A, as filed with the SEC on July 25, 2011.

5.

The description of our common stock contained in our registration statement on Form 8-A filed on April 15, 2008 with the SEC under Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus supplement contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, ID 83706
208-424-1027

Information about us is also available at our website at http://www.usgeothermal.com. However, the information in our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

U.S. GEOTHERMAL INC.

Common Stock
Warrants
Units

We may, from time to time, offer to sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock upon the exercise of warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

As of September 30, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $58,562,048 million, based on 72,298,825 shares of our common stock held by non-affiliates and a per share price of $0.81, which was the closing price of our common stock as quoted on the NYSE Amex on that date. Because the aggregate market value of our outstanding common equity held by non-affiliates is less than $75 million, we are currently only permitted to use the registration statement of which this prospectus forms a part to offer the securities covered by this prospectus pursuant to General Instruction I.B.6. of Form S-3 in a primary offering where the maximum amount of securities sold in the offering during any twelve-month period does not exceed one-third of the aggregate market value of our outstanding common equity held by non-affiliates. As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve-month period that ends on, and includes, the date of this prospectus. If the aggregate market value of our outstanding common equity held by non-affiliates increases to an amount equal to or in excess of $75 million, then we will be permitted to offer the securities covered by this prospectus without regard to the above-described limitation.

Our common stock is listed on the NYSE Amex LLC under the symbol “HTM” and on the Toronto Stock Exchange under the symbol “GTH.” On November 23, 2010 the last reported sale price for our common stock on each exchange was $1.20 and CDN$1.22 per share, respectively.

      An investment in our securities involves a high degree of risk. Before you invest, you should carefully read this prospectus, including the Risk Factors beginning on page 2 of this prospectus, together with any prospectus supplement and the documents we incorporate by reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2010

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus is accurate only as of the date of those respective documents. You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the prospectus entitled “Incorporation of Information by Reference.”

As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus incorporates by reference important information that is not contained in this prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC’s web site, www.sec.gov, or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

Our functional currency is the United States dollar. All references to “dollars” or “$” are to United States dollars and all references to “Cdn$” are to Canadian dollars. United States dollar equivalents of Canadian dollar figures are based on the noon buying rate for Canadian dollars for the Federal Reserve Bank of New York on the applicable date.

Summary of Our Business

U.S. Geothermal Inc. (“our Company” or “we” or “us” or similar references) is in the renewable “green” energy business. Through our subsidiary, U.S. Geothermal Inc., an Idaho corporation (“Geo-Idaho,” although references to our Company include and refer to our operations through Geo-Idaho), we are engaged in the acquisition, development and utilization of geothermal resources in the Western Region of the United States of America. Geothermal energy is the natural heat energy stored within the earth’s crust. In some areas of the earth, economic concentrations of heat energy result from a combination of geological conditions that allow water to penetrate into hot rocks at depth, become heated, and then circulate to a near surface environment. In these settings, commercially viable extraction of the geothermal energy and its conversion to electricity become possible and a “geothermal resource” is present.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Incorporation by Reference” and “Where You Can Find More Information.” Our principal corporate and executive offices are located at 1505 Tyrell Lane, Boise, Idaho 83706. Our telephone number is 208-424-1027. We maintain a website at www.usgeothermal.com. Information contained on our website is not part of this prospectus.

RISK FACTORS

General Business Risks

Our future performance depends on our ability to establish that the geothermal resource is economically sustainable. Geothermal resource exploration and development involves a high degree of risk. The recovery of the amounts shown for geothermal properties and related deferred costs on our financial statements, as well as the execution of our business plan generally, is dependent upon the existence of economically recoverable and sustainable reserves. Expansion of the production of power from our interests is not certain and depends on successful drilling and discovery of additional geothermal hydrothermal resources in quantities and containing sufficient heat necessary to economically fuel future plants.

We have a need for substantial additional financing and will have to significantly delay, curtail or cease operations if we are unable to secure such financing. The Company requires substantial additional financing to fund the cost of continued development of the Neal Hot Springs (Oregon), San Emidio, Gerlach, Guatemala and Granite Creek Ranch (Nevada) projects. Also, the Company requires funds for other operating activities, and to finance the growth of our business, including the construction and commissioning of power generation facilities. We may not be able to obtain the needed funds on terms acceptable to us or at all. Further, if additional funds are raised by issuing equity securities, significant dilution to our current shareholders may occur and new investors may get rights that are preferential to current shareholders. Alternatively, we may have to bring in joint venture partners to fund further development work, which would result in reducing our interests in the projects.

We may be unable to obtain the financing we need to pursue our growth strategy in the geothermal power production segment, which may adversely affect our ability to expand our operations. When we identify a geothermal property that we may seek to acquire or to develop, a substantial capital investment will be required. Our continued access to capital, through project financing or through a partnership or other arrangements with acceptable terms is necessary for the success of our growth strategy. Our attempts to secure the necessary capital may not be successful on favorable terms, or at all.

Market conditions and other factors may not permit future project and acquisition financings on terms favorable to us. Our ability to arrange for financing on favorable terms, and the costs of such financing, are dependent on numerous factors, including general economic and capital market conditions, investor confidence, the continued success of current projects, the credit quality of the projects being financed, the political situation in the state in which the project is located and the continued existence of tax laws which are conducive to raising capital. If we are unable to secure capital through partnership or other arrangements, we may have to finance the projects using equity financing which will have a dilutive effect on our common stock. Also, in the absence of favorable financing or other capital options, we may decide not to build new plants or acquire facilities from third parties. Any of these alternatives could have a material adverse effect on our growth prospects and financial condition.

It is very costly to place geothermal resources into commercial production. Before the sale of any power can occur, it will be necessary to construct a gathering and disposal system, a power plant, and a transmission line, and considerable administrative costs would be incurred, together with the drilling of additional wells. For Raft River Energy Unit I, capital contributions of approximately $52 million were needed. Future expansion of power production at Raft River, Idaho and San Emidio, Nevada and development of new power production capability at Neal Hot Springs may result in significantly increased capital costs related to increased production and injection well drilling and higher costs for labor and materials. To fund expenditures of this magnitude, we may have to find a joint venture participant with substantial financial resources. There can be no assurance that a participant can be found and, if found, it would result in us having to substantially reduce our interest in the project.

We may be unable to realize our strategy of utilizing the tax and other incentives available for developing geothermal power projects to attract strategic alliance partners, which may adversely affect our ability to complete these projects. Part of our business strategy is to utilize the tax and other incentives available to developers of geothermal power generating plants to attract strategic alliance partners with the capital sufficient to complete these projects. Many of the incentives available for these projects are new and highly complex. There can be no assurance that we will be successful in structuring agreements that are attractive to potential strategic alliance partners. If we are unable to do so, we may be unable to complete the development of our geothermal power projects and our business could be harmed.

Our participation in the joint venture is subject to risks relating to working with a co-venturer. Raft River Energy I LLC is the Unit I project joint venture company with Raft River I Holdings, LLC, a subsidiary of The Goldman Sachs Group Inc. Raft River I Holdings, LLC has contributed a total of $34.2 million in cash and we have contributed over $16.4 million in cash and approximately $1.5 million in production and injection wells and geothermal leases to Raft River Energy I LLC. We are subject to risks in working with a co-venturer that could adversely impact Unit I of the Raft River project as well as anticipated development of Raft River Unit II. It is possible that the Raft River Unit II power plant may utilize the geothermal resource within the Raft River Unit I joint venture boundaries. Further, our contribution to the joint venture may exceed returns from the joint venture, if any. Additional capital is needed to repair the existing wells to deliver the full capacity of the resource available to the project. There is a risk that the partner may not agree to the capital needs which could reduce the plant’s performance and profitability.

We are a holding company and our revenues depend substantially on the performance of our subsidiaries and the projects they operate. We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service.

We may not be able to manage our growth due to the commencement of operations of the Raft River and San Emidio power plants and exploration activities in Neal Hot Springs which could negatively impact our operations and financial condition. Significant growth in our operations will place demands on our operational, administrative and financial resources, and the increased scope of our operations will present challenges to us due to increased management time and resources required and our existing limited staff. Our future performance and profitability will depend in part on our ability to successfully integrate the operational, financial and administrative functions of Raft River and San Emidio and other acquired properties into our operations, to hire additional personnel and to implement necessary enhancements to our management systems to respond to changes in our business. There can be no assurance that we will be successful in these efforts. Our inability to manage the increased scope of operations, to integrate acquired properties, to hire additional personnel or to enhance our management systems could have a material adverse effect on our results of operations.

If we incur material debt to fund our business, we could face significant risks associated with such debt levels. We will need to procure significant additional financing to construct, commission and operate our power plants in order to generate and sell electricity. If this financing includes the issuance of material amounts of debt, this would expose the Company to risks including, among others, the following:

  a portion of our cash flow from operations would be used for the payment of principal and interest on such indebtedness and would not be available for financing capital expenditures or other purposes;

  a significant level of indebtedness and the covenants governing such indebtedness could limit our flexibility in planning for, or reacting to, changes in our business because certain activities or financing options may be limited or prohibited under the terms of agreements relating to such indebtedness;

  a significant level of indebtedness may make us more vulnerable to defaults by the purchasers of electricity or in the event of a downturn in our business because of fixed debt service obligations; and

  the terms of agreements may require us to make interest and principal payments and to remain in compliance with stated financial covenants and ratios. If the requirements of such agreements were not satisfied, the lenders could be entitled to accelerate the payment of all outstanding indebtedness and foreclose on the collateral securing payment of that indebtedness, which would likely include our interest in the project.

In such event, we cannot assure you that we would have sufficient funds available or could obtain the financing required to meet our obligations, including the repayment of outstanding principal and interest on such indebtedness.

We may not be able to successfully integrate companies that we may acquire in the future, which could materially and adversely affect our business, financial condition, future results and cash flow. Our strategy is to continue to expand in the future, including through acquisitions. Integrating acquisitions is often costly, and we may not be able to successfully integrate our acquired companies with our existing operations without substantial costs, delays or other adverse operational or financial consequences. Integrating our acquired companies involves a number of risks that could materially and adversely affect our business, including:

  failure of the acquired companies to achieve the results we expect;

  inability to retain key personnel of the acquired companies;

  risks associated with unanticipated events or liabilities; and

  the difficulty of establishing and maintaining uniform standards, controls, procedures and policies, including accounting controls and procedures.

If any of our acquired companies suffers performance problems, the same could adversely affect the reputation of our group of companies and could materially and adversely affect our business, financial condition, future results and cash flow.

The success of our business relies on retaining our key personnel. We are dependent upon the services of our President and Chief Executive Officer, Daniel J. Kunz, our Chief Financial Officer, Kerry D. Hawkley, our Vice President, Finance, Jonathan Zurkoff, our Chief Operating Officer, Douglas J. Glaspey, and Kevin R. Kitz, our Vice President – Project Development. The loss of any of their services could have a material adverse effect upon us. The Company has employment agreements with these persons, but does not have key-man insurance on any of them.

Our development activities are inherently very risky. The high risks involved in the development of a geothermal resource cannot be over-stated. The development of geothermal resources at our Raft River, Idaho; San Emidio, Nevada and Neal Hot Springs, Oregon projects are such that there cannot be any assurance of success. Exploration costs are high and are not fixed. The geothermal resource cannot be relied upon until substantial development, including drilling, has taken place. The costs of development drilling are subject to numerous variables such as unforeseen geologic conditions underground which could result in substantial cost overruns. Drilling for geothermal resource at Raft River is relatively deep with the average depth of wells some 6,000 feet. Drilling at Neal Hot Springs, Raft River and San Emidio may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.

Our drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, many of which are beyond our control, including economic conditions, mechanical problems, title problems, weather conditions, compliance with governmental requirements and shortages or delays of equipment and services. If our drilling activities are not successful, we could experience a material adverse effect on our future results of operations and financial condition.

In addition to the substantial risk that wells drilled will not be productive, or may decline in productivity after commencement of production, hazards such as unusual or unexpected geologic formations, pressures, downhole conditions, mechanical failures, blowouts, cratering, explosions, uncontrollable flows of well fluids, pollution and other physical and environmental risks are inherent in geothermal exploration and production. These hazards could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations.

The impact of governmental regulation could adversely affect our business by increasing costs for financing or development of power plants. Our business is subject to certain federal, state and local laws and regulations, including laws and regulations on taxation, the exploration for and development, production and distribution of electricity, and environmental and safety matters. On a Federal level, the most important tax rule that affects our business is the production tax credit, which was extended to December 31, 2014. Recent legislation enacted as part of the stimulus funding has also provided an election to take 30% investment tax credit in lieu of the production tax credit and convertible into a cash grant for certain qualified investments being initiated before the end of 2010 and being placed in service before the end of 2013. The loss of the production tax credit or investment tax credit is a risk that could result in making future expansions at Raft River, San Emidio and at Neal Hot Springs uneconomic. New rules recently adopted by the Bureau of Land Management, as directed by the Energy Policy Act of 2005, require competitive auction of all geothermal leases on Federal lands. Competitive leasing is significantly increasing the cost of obtaining leases on Federal land, is adding to the capital costs needed to develop geothermal projects, is increasing the total electrical power prices needed to make a geothermal project viable and is making it more difficult to acquire additional adjacent lands for reservoir protection and exploration.

If Federal lands or any Federal involvement are included in any geothermal development, requirements of the National Environmental Policy Act (“NEPA”) will be triggered. Most of the geothermal resource in the United States is located in the western states, where the Federal Government often is the largest landowner. If a NEPA action is triggered, such as an Environmental Impact Statement or Environmental Assessment, a project delay of one to two years and a cost of $1,000,000 to $2,000,000 or more may be incurred while the environmental permitting process is completed. NEPA not only can impact the property where the geothermal resource is located, but includes the siting and construction of transmission lines. Environmental legislation is evolving in a manner that means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

In the states of Idaho, Nevada and Oregon, drilling for geothermal resources is governed by specific rules. In Nevada drilling operations are governed by the Division of Minerals (Nevada Administrative Code Chapter 534A); in Idaho by the Idaho Department of Water Resources (IDAPA 37 Title 03 Chapter 04); and in Oregon by the Division of Oil, Gas and Mineral Industries (Division 20 Geothermal Regulation). These rules require drilling permits and govern the spacing of wells, rates of production, prevention of waste and other matters, and, may not allow or may restrict drilling activity, or may require that a geothermal resource be unitized (shared) with adjoining land owners. Such laws and regulations may increase the costs of planning, designing, drilling, installing, operating and abandoning our geothermal wells, the power plant and other facilities. State environmental requirements and permits, such as the Idaho Department of Environmental Quality, Air Quality Permit to Construct, include public disclosure and comment. It is possible that a legal protest could be triggered through one of the permitting processes that would delay construction and increase cost for one of our projects. The state of Oregon has an Energy Facility Siting Council that must issue a site certificate for any geothermal energy facilities of 35 megawatts or higher which could affect the Neal Hot Spring project by adding additional cost and delay construction.

Because of these state and federal regulations, we could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remediation costs. We could potentially discharge such materials into the environment:

  from a well or drilling equipment at a drill site;

  leakage of fluids or airborne pollutants from gathering systems, pipelines, power plant and storage tanks;

  damage to geothermal wells resulting from accidents during normal operations; and

  blowouts, cratering and explosions.

Because the requirements imposed by such laws and regulations are frequently changed, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business by increasing cost and the time required to explore and develop geothermal projects. In addition, because the Vulcan Property at Raft River was previously operated by others, we may be liable for environmental damage caused by such former operators.

Industry competition may impede our growth and ability to enter into power purchase agreements on terms favorable to us, or at all, which would negatively impact our revenue. The electrical power generation industry, of which geothermal power is a sub-component, is highly competitive and we may not be able to compete successfully or grow our business. We compete in areas of pricing, grid access and markets. The industry in the Western United States, in which the Raft River and San Emidio projects are located, is complex as it is composed of public utility districts, cooperatives and investor-owned power companies. Many of the participants produce and distribute electricity. Their willingness to purchase electricity from an independent producer may be based on a number of factors and not solely on pricing and surety of supply. If we cannot enter into power purchase agreements on terms favorable to us, or at all, it would negatively impact our revenue and our decisions regarding development of additional properties.

Some of our leases will terminate if we do not achieve commercial production during the primary term of the lease, thus requiring us to enter into new leases or secure rights to alternate geothermal resources, none of which may be available on terms as favorable to us as any such terminated lease, if at all. Most of our geothermal resource leases are for a fixed primary term, and then continue for so long as we achieve commercial production or pursuant to other terms of extension. The land covered by some of our leases is undeveloped and has not yet achieved commercial production of the geothermal resources. Leases that cover land which remains undeveloped and does not achieve commercial production and leases that we allow to expire, will terminate. In the event that a lease is terminated and we determine that we will need that lease once the applicable project is operating, we would need to enter into one or more new leases with the owner(s) of the premises that are the subject of the terminated lease(s) in order to develop geothermal resources from, or inject geothermal resources into, such premises or secure rights to alternate geothermal resources or lands suitable for injection, all of which may not be possible or could result in increased cost to us, which could materially and adversely affect our business, financial condition, future results and cash flow.

Claims have been made that some geothermal plants cause seismic activity and related property damage. There are approximately two-dozen steam geothermal plants operating within a fifty-square-mile region in the area of Anderson Springs, in Northern California, and there is general agreement that the operation of these plants causes a generally low level of seismic activity. Some residents in the Anderson Springs area have asserted property damage claims against those plant operators. There are significant issues whether the plant operators are liable, and to date no court has found in favor of such claimants. While we do not believe the areas of the Raft River, Idaho, San Emidio, Nevada and Neal Hot Springs, Oregon binary cycle power plant projects will present the same geological or seismic risks, there can be no assurance that we would not be subject to similar claims and litigation, which may adversely impact our operations and financial condition.

Actual costs of construction or operation of a power plant may exceed estimates used in negotiation of power purchase and power financing agreements. The Company’s initial power purchase contract is under rates established by the Idaho Public Utility Commission, using an “avoided-cost” model for cost of construction and operating costs of power plants. If the actual costs of construction or operations exceed the model costs, the Company may not be able to build the contemplated power plants, or if constructed, may not be able to operate profitably. The Company’s financing agreements provide for a priority payback to our partner. If the actual costs of construction or operations exceed the model costs, we may not be able to operate profitably or receive the planned share of cash flow and proceeds from the project. The actual costs of operating the Raft River power project are higher than the original estimate due to several factors including the need to filter the ground water for cooling to remove harmful and unanticipated chloride levels in the water, the need to purchase production pump power from a third party to provide maximum plant output, and increased general costs related to labor and management.

Payments under our Raft River Unit I power purchase agreement may be reduced if we are unable to forecast our production adequately. Under the terms of our power purchase agreement for Raft River Unit I, and starting with the third year of operation (2010), if we do not deliver electricity output within 90% to 110% of our forecasted amount, which requires us to submit a forecast every three months, payments for the amount delivered will be reduced, possibly significantly. For example if the plant produces more than 110% of the power as forecasted then we would not receive any revenue for the amount over the forecast figure. If the plant produces less than 90% of the forecast amount for unexcused reasons, such as normal plant breakdowns and maintenance, then we may be subject to a reduced power price, depending on the prevailing power market conditions. The agreement moves the power price to the market price instead of contracted price. We currently expect to forecast 9 megawatts of delivery on a 10-megawatt plant and the damages would then result if the actual delivery was only 8.1 megawatts or less. All 8.1 megawatts would be subject to a reduced price that is not possible to predict at this time. The total average revenue per megawatt hour is approximately $62.40 and the reduction in revenue could be perhaps 30 percent of that amount. As a risk mitigation element, we are not subject to this adjustment until year three of the contract and then we are able to submit a new forecast every three months thereby limiting this exposure.

There are some risks for which we do not or cannot carry insurance. Because our current operations are limited in scope, the Company carries property, public liability insurance and directors’ and officers’ liability coverage, but does not currently insure against any other risks.

As its operations progress, the Company will acquire additional coverage consistent with its operational needs, but the Company may become subject to liability for pollution or other hazards against which it cannot insure or cannot insure at sufficient levels or against which it may elect not to insure because of high premium costs or other reasons. In particular, coverage is not available for environmental liability or earthquake damage.

Our officers and directors may have conflicts of interests arising out of their relationships with other companies. Several of our directors and officers serve (or may agree to serve) as directors or officers of other companies or have significant shareholdings in other companies. To the extent that such other companies may participate in ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. From time to time several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

Failure to comply with regulatory requirements may adversely affect our stock price and business. As a public company, we are subject to numerous governmental and stock exchange requirements, with which we believe we are in compliance. The Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission have requirements that we may fail to meet by the required deadlines or we may fall out of compliance with, such as the internal controls assessment, reporting and auditor attestation required under Section 404 of the Sarbanes-Oxley Act of 2002. The Company has documented and tested its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 requires an annual assessment by management of the effectiveness of the Company’s internal control over financial reporting and an attestation report by the Company’s independent auditors on internal controls over financial reporting. We may incur additional costs in order to comply with Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly. Our failure to meet regulatory requirements and exchange listing standards may result in actions such as the delisting of our stock impacting our stock’s liquidity; Securities and Exchange Commission enforcement actions; and securities claims and litigation.

Failure to receive the Department of Energy loan may delay Neal Hot Springs development. The Company has applied for a loan from the Department of Energy to finance our development at Neal Hot Springs. There is no assurance that we will receive the Department of Energy loan and a delay or failure to receive the loan may delay the development of Neal Hot Springs.

Failure to resolve funding of well repairs for Raft River Unit 1 may reduce energy production, tax benefits and cash flows. The Company has ongoing discussions with Raft River I Holdings, the joint venture partner for Raft River Unit 1, regarding the funding for the repairs of both wells RRG-2 and RRG-7. Although we anticipate joint venture funding of the repairs, failure to reach a favorable resolution regarding the funding of the repairs within the next few quarters would result in lower than anticipated energy production and their associated tax benefits and cash flows, and a re-evaluation of the carrying value of our investment in Raft River Energy I LLC would be required.

Risks Relating To the Market for Our Securities

A significant number of shares of our common stock are eligible for public resale. If a significant number of shares are resold on the public market, the share price could be reduced and could adversely affect our ability to raise needed capital. The market price for our common stock could decrease significantly and our ability to raise capital through the issuance of additional equity could be adversely affected by the availability and resale of such a large number of shares in a short period of time. If we cannot raise additional capital on terms favorable to us, or at all, it may delay our exploration or development of existing properties or limit our ability to acquire new properties, which would be detrimental to our business.

Because the public market for shares of our common stock is limited, investors may be unable to resell their shares of common stock. There is currently only a limited public market for our common stock on the Toronto Stock Exchange in Canada and on the NYSE Amex in the United States, and investors may be unable to resell their shares of common stock. The development of an active public trading market depends upon the existence of willing buyers and sellers that are able to sell their shares and market makers that are willing to make a market in the shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in our common stock. We cannot give you any assurance that an active public trading market for the shares will develop or be sustained.

The price of our common stock is volatile, which may cause investment losses for our shareholders. The market for our common stock is highly volatile, having ranged in the last fiscal year ended March 31, 2010, from a low of Cdn$0.46 to a high of Cdn$3.02 on the Toronto Stock Exchange and from a low of $0.39 to a high of $2.95 on the NYSE Amex, in the last fiscal quarter ended September 30, 2010, from a low of Cdn$0.73 to a high of Cdn$0.95 on the Toronto Stock Exchange and from a low of $0.71 to a high of $0.90 on the NYSE Amex. The trading price of our common stock on the Toronto Stock Exchange and on the NYSE Amex is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to our company could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders.

We do not intend to pay any cash dividends in the foreseeable future. We intend to reinvest any earnings in the development of our projects. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends.

Provisions in our bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable. Our bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change of control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions prohibit stockholders from calling special meetings, which may deter a takeover attempt. Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any holder of 15% or more of our capital stock for a period of three years following the date on which the stockholders acquired such ownership percentage, unless, among other things, our Board of Directors has approved the transaction. This statute likewise may discourage, delay or prevent a change of control.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “intend,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “predict,” “potential,” or similar expressions in this document or in documents incorporated by reference in this document. Examples of these forward-looking statements include, but are not limited to:

  our business and growth strategies;

  our future results of operations;

  anticipated trends in our business;

  the capacity and utilization of our geothermal resources;

  our ability to successfully and economically explore for and develop geothermal resources;

  our exploration and development prospects, projects and programs, including construction of new projects and expansion of existing projects;

  availability and costs of drilling rigs and field services;

  our liquidity and ability to finance our exploration and development activities;

  our working capital requirements and availability;

  our illustrative plant economics;

  market conditions in the geothermal energy industry; and

  the impact of environmental and other governmental regulation.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

  the failure to obtain sufficient capital resources to fund our operations;

  unsuccessful construction and expansion activities, including delays or cancellations;

  incorrect estimates of required capital expenditures;

  increases in the cost of drilling and completion, or other costs of production and operations;

  the enforceability of the power purchase agreements for our projects;

  impact of environmental and other governmental regulation, including delays in obtaining permits;

  hazardous and risky operations relating to the development of geothermal energy;

  our ability to successfully identify and integrate acquisitions;

  our dependence on key personnel;

  the potential for claims arising from geothermal plant operations;

  general competitive conditions within the geothermal energy industry; and

  financial market conditions.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes. General corporate purposes may include:

  providing working capital;

  funding capital expenditures;

  acquisitions; or

  repaying debt.

     We will set forth in the applicable prospectus supplement our intended use for the net proceeds from the sale of any securities. Pending application, we may temporarily invest the net proceeds that we receive from those sales.

SUMMARY FINANCIAL INFORMATION

This section presents our summary consolidated financial data and should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Additionally, the summary financial data for the period ended September 30, 2010 should be read in conjunction with our interim financial statements and related notes included in “Item 1. Financial Statements” and with “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the period ended September 30, 2010. The selected consolidated financial data in this section is not intended to replace our consolidated financial statements.

	Fiscal Years Ended March 31,					Period Ended September 30,
	2010	2009	2008	2007	2006	2010	2009
Operating Revenues	$2,579,152	$2,336,202	$190,721	$117,809	$0	$1,590,935	$1,129,190
Operating Expenses	8,562,345	7,660,868	4,568,871	3,035,833	1,663,069	4,086,809	4,119,818
Loss from Continuing Operations	(5,983,193)	(5,324,666)	(4,378,150)	(2,918,024)	(1,490,593)	2,495,874	(2,990,628)
Loss per share from Continuing Operations	(0.09)	(0.08)	(0.06)	(0.04)	(0.09)	(0.03)	(0.05)
Cash dividends declared and paid per common share	0	0	0	0	0	0	0

	As of March 31,					As of September 30,
	2010	2009	2008	2007	2006	2010	2009
Total Assets	$65,727,861	$52,451,343	$40,731,585	$22,803,279	$21,895,933	$71,410,462	$60,471,211
Total Long-term Obligations (1)	2,080,859	1,972,200	1,975,672	2,533,858	1,707,548	8,294,612	2,196,400

(1)

Long-term obligations represent the fair value of stock options to be exercised by officers, directors, employees and consultants of the Company. These obligations were recorded as a liability since the option exercise price was stated in Canadian dollars, subjecting the Company and the employee to foreign currency exchange risk in addition to the normal market price fluctuation risk. In addition, beginning in the year ended March 31, 2009, the long-term portion of an equipment lease is included in long-term obligations.

Fiscal Year Ended March 31, 2007	Loss per share from Continuing Operations	Operating Revenues	Gross Profit	Loss from Operations	Net Loss from Continued Operations
1st Quarter	$(0.01)	$0	$0	$(961,777)	$(372,486)
2nd Quarter	(0.02)	206	206	(746,292)	(680,021)
3rd Quarter	(0.01)	90,000	90,000	(610,310)	(338,278)
4th Quarter	(0.01)	27,603	27,603	(599,645)	(422,160)
Fiscal Year Ended March 31, 2008
1st Quarter	(0.01)	0	0	(694,622)	(410,536)
2nd Quarter	(0.02)	0	0	(1,374,285)	(1,042,678)
3rd Quarter	(0.01)	0	0	(1,103,192)	(806,494)
4th Quarter	(0.02)	190,721	190,721	(1,206,051)	(1,054,765)
Fiscal Year Ended March 31, 2009
1st Quarter	(0.03)	456,099	456,099	(1,799,334)	(1,741,877)
2nd Quarter	(0.02)	827,609	827,609	(1,322,528)	(1,272,181)
3rd Quarter	(0.01)	545,224	545,224	(930,305)	(904,848)
4th Quarter	(0.02)	507,270	507,270	(1,272,499)	(1,268,848)
Fiscal Year End March 31, 2010
1st Quarter	(0.04)	394,567	394,567	(1,834,075)	(1,803,969)
2nd Quarter	(0.02)	734,622	734,622	(1,156,554)	(1,122,525)
3rd Quarter	(0.02)	731,315	731,315	(1,449,421)	(1,394,099)
4th Quarter	(0.01)	718,648	718,648	(1,543,143)	(1,518,257)
Fiscal Year End March 31, 2011
1st Quarter	(0.04)	752,247	752,247	(1,491,924)	(1,474,560)
2nd Quarter	(0.01)	838,688	838,688	(1,003,950)	(966,961)

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  directly to one or more purchasers;

  through agents;

  to or through underwriters, brokers or dealers; or

  through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, includes, without limitation, through:

  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  ordinary brokerage transactions and transactions in which a broker solicits purchasers;

  at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4), through an underwriter or underwriters acting as principal or agent; or

  privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  sell securities short and redeliver such shares to close out our short positions;

  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  any delayed delivery arrangements;

  any underwriting discounts or agency fees and other items constituting underwriter or agent compensation;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to the prevailing market prices; or

  at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720 (or any successor rule).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 250,000,000, consisting of 250,000,000 shares of common stock, with a par value of $0.001 per share. As of March 31, 2010, June 30, 2010 and September 30, 2010 there were 78,647,776 shares of our common stock issued and outstanding. The holders of common stock:

  are entitled to one vote per share on each matter submitted to a vote of stockholders;

  have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors;

  have no preemptive or other rights to subscribe for shares; and

  are entitled to such distributions as may be declared from time to time by the board of directors from funds legally available therefore, and upon liquidation are entitled to share ratably in the distribution of assets remaining after payment of liabilities.

Warrants

We may issue warrants to purchase shares of common stock. We may issue warrants independently or together with other securities. The warrants may be attached to or separate from the other securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  the title of the warrants;

  the amount of common stock for which the warrants are exercisable;

  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  the price or prices at which the warrants will be issued;

  the aggregate number of warrants;

  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  the price or prices at which the shares of common stock purchasable upon exercise of the warrants may be purchased;

  if applicable, the date on and after which the warrants and the common stock purchasable upon exercise of the warrants will be separately transferable;

  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  the maximum or minimum number of warrants that may be exercised at any time; and

  information with respect to book-entry procedures, if any.

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the shares of common stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Units

We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:

  the title of any series of units;

  identification and description of the separate constituent securities comprising the units;

  the price or prices at which the units will be issued;

  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  information with respect to any book-entry procedures;

  a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

  any other material terms of the units and their constituent securities.

Listing

Our common stock is traded on the Toronto Stock Exchange under the symbol “GTH” and on the NYSE Amex under the symbol “HTM”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services Inc.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations related to the acquisition, ownership and disposition of our Common Stock. This summary deals only with persons or entities who purchase our Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers in securities or foreign currencies; regulated investment companies; traders in securities that mark to market; U.S. expatriates or former long-term residents of the U.S.; persons holding Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Common Stock as a result of a constructive sale; persons holding Common Stock whose functional currency is not the U.S. dollar; persons who actually or by attribution own 5% or more of the outstanding shares of Common Stock; or entities that acquire Common Stock that are treated as partnerships for U.S. federal income tax purposes and investors (i.e., partners) in such partnerships. This summary does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws. Furthermore, this summary does not address any aspect of state, local or foreign tax laws or the alternative minimum tax provisions of the Code.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with aspects of this summary, and its determination may be upheld by a court. The IRS may also challenge our tax reporting, including for example our determinations of the amount of our income and capital gain.

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Offering. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

If an entity treated as a partnership holds our Common Stock, the tax treatment of the partners and the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock you should consult your tax advisor.

Prospective purchasers are strongly urged to consult their own tax advisors as to the specific tax consequences of the acquisition, ownership and disposition of our Common Stock to them under applicable U.S. federal, state, local and foreign laws and the effect of possible changes in such tax laws.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Common Stock, that is for U.S. federal income tax purposes: an individual who is a citizen or resident of the U.S.; a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia; an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-U.S. Holder” means any beneficial owner of Common Stock that is neither a U.S. Holder nor a partnership nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A non-U.S. Holder should review the discussion under the heading “ – Non-U.S. Holders” below for more information.

United States Federal Income Tax Consequences of the Ownership of Common Stock

U.S. Holders

Distributions

We do not plan to make distributions in the foreseeable future. However, if we do make payments on our Common Stock, any such payments generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. Unless applicable tax provisions are extended, the favorable tax treatment for dividends received by individuals who meet certain holding period requirements will expire on December 31, 2010, and, thereafter, the generally higher rates applicable to ordinary income will apply. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale or Exchange of Common Stock

Upon the sale or exchange of our Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 15%, which maximum is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011 unless applicable tax provisions are extended. The deductibility of capital losses is subject to limitations. A U.S. Holder who sells Common Stock at a loss which, in the aggregate, exceeds certain thresholds may be required to file a disclosure statement with the IRS.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on our Common Stock and to the proceeds of a sale of Common Stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). A backup withholding tax will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Dividends

As noted above, we do not plan to make distributions in the forseeable future. However, if we do make payments on our Common Stock, any such payments will constitute dividends for U.S. tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Exchange of Common Stock,” below. Any dividends paid to a non-U.S. holder with respect to the shares of Common Stock generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the non-U.S. Holder provides us with a properly executed IRS Form W-8BEN, unless the non-U.S. Holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Exchange of Common Stock

In general, a non-U.S. Holder of Common Stock will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Common Stock, unless:

  the non-U.S. Holder is an individual or entity that carries on a trade or business in the U.S. and such gain is effectively connected with such U.S. trade or business (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Holder), in which case the non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated federal income tax rates and, if the non-U.S. Holder is a corporation may be subject to branch profits tax, as described below;

  the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses;

  we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Common Stock; provided, that as long as our Common Stock is regularly traded on an established securities market as described in the Treasury regulations (the “Regularly Traded Condition”), a non-U.S. Holder would not be subject to taxation under this rule if the non-U.S. Holder has not owned (taking into account certain attribution rules) more than 5% of our Common Stock at any time during such 5- year or shorter period.

Generally, with respect to the third bullet point, a “USRPHC” is defined as a domestic corporation in which the fair market value of the U.S. real property interests (“USRPI”) owned by such corporation equals or exceeds fifty percent of the sum of the fair market values of (a) the USRPIs owned by such corporation, (b) the foreign real estate owned by such corporation, and (c) the other trade or business assets used or held by such corporation. A “USRPI” is defined broadly as any interest, other than solely as a creditor, in either (1) real property located in the U.S. or (2) a corporation that meets the definition of a USRPHC. We believe that we are currently, have been during one or more of the past 5 years and may be in one or more future years, a USRPHC for U.S. federal income tax purposes. There can be no assurance that the Common Stock will meet the Regularly Traded Condition at the time a non-U.S. Holder purchases Common Stock or sells, exchanges or otherwise disposes of such Common Stock. If we are a USRPHC, a non-U.S. Holder will be taxed as if the gain or loss were effectively connected with the conduct of a U.S. trade or business, taxable under regular graduated U.S. federal income tax rates in the event that (1) it owns more than 5% of our Common Stock at any time during the relevant period or (2) the Regulatory Traded Condition is not satisfied during the relevant period. Non-U.S. Holders are urged to consult with their own tax advisors regarding the consequences if we have been, are or will be a USRPHC.

If a non-U.S. Holder is an individual described in the first bullet point above, he or she will be subject to tax on the net gain derived from the sale or other taxable disposition of our Common Stock under regular graduated U.S. federal income tax rates. If a non-U.S. Holder is a foreign corporation described in the first bullet point above, it will be subject to tax on its net gain from such a sale or other taxable disposition generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

If a non-U.S. Holder is an individual described in the second bullet point above, such holder will be subject to tax at a rate of 30% (or subject to any exemption or lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition of our Common Stock even though such holder is not considered a resident of the U.S. The amount of such gain may be offset by the non-U.S. Holder’s U.S. source capital losses.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. Holders the amount of dividends paid on our Common Stock to non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. Holder will not be subject to backup withholding (currently at a rate of 28% and expected to increase to 31% for payments made after December 31, 2010) with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the non-U.S. Holder provides it’s name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN) or (2) a financial institution holding the instrument on behalf of the non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of our Common Stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. Holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Backup Withholding for Payments to Foreign Accounts and Certain Foreign Entities

     Newly enacted legislation imposes a 30% withholding tax on foreign financial institutions and foreign non-financial entities who hold our Common Stock regarding the receipt of dividends on, and gross proceeds from the sale or other disposition of, such Common Stock , unless (i) the recipient foreign financial institution undertakes certain diligence and reporting obligations or (ii) the recipient foreign non-financial entity either certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Department of the Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. The legislation applies to payments made after December 31, 2012. Prospective purchasers should consult their own tax advisors regarding this legislation.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The financial statements as of March 31, 2010, 2009 and 2008 incorporated by reference into this prospectus have been so included in reliance on the report of BehlerMick PS, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Raft River Energy I, LLC as at December 31, 2009 and November 28, 2008, and for the periods ended December 31, 2009, December 26, 2008, November 28, 2008 and November 30, 2007 incorporated in this prospectus by reference to U.S. Geothermal Inc.’s Annual Report on Form 10-K for the year ended March 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Much of the information with respect to the geothermal resource at the Raft River, Empire and Neal Hot Springs projects incorporated by reference into this prospectus is derived from the reports of GeothermEx, Inc., Black Mountain Technology, and Geothermal Science, Inc., respectively and has been included in this prospectus upon the authority of those companies as experts with respect to the matters covered by the reports.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

We incorporate by reference the documents listed below, and future filings we make with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the effectiveness of this registration statement and before the termination of the offering:

  Our Annual Report on Form 10-K for the year ended March 31, 2010 filed on June 9, 2010;

  Our Quarterly Report on Form 10-Q for the first quarter ended June 30, 2010 filed on August 9, 2010 and the second quarter ended September 30, 2010 filed on November 9, 2010;

  Our Current Reports on Form 8-K filed April 21, 2010, May 24, 2010 (as amended May 28, 2010), May 28, 2010, June 15, 2010, July 20, 2010, August 24, 2010, September 2, 2010, September 13, 2010, October 18, 2010 and November 8, 2010;

  Our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 12, 2010, and the definitive additional materials on Schedule 14A filed on July 12, 2010;

  The description of our common stock contained in our registration statement on Form 8-A filed on April 15, 2008 with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for purposes of updating such description; and

  All other documents filed by us with the Securities and Exchange Commission under Sections 13 and 14 of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, ID 83706
208-424-1027

Information about us is also available at our website at http://www.usgeothermal.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may call the Securities and Exchange Commission at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. This prospectus is part of a registration statement and, as permitted by Securities and Exchange Commission rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article XII of the Certificate of Incorporation of U.S. Geothermal Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of U.S. Geothermal to the fullest extent permitted by Delaware Law. Article XIII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been information that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

U.S. Geothermal Inc.

$10,000,000
Common Stock

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PROSPECTUS SUPPLEMENT
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The date of this prospectus supplement is September 30, 2011